                                                                   EXHIBIT 10.1

                                 PROMISSORY NOTE

$540,000.00                                            Laguna Hills, California
10.50%                                                           March 27, 1998


         FOR VALUE RECEIVED, the undersigned COMMERCE SECURITY BANCORP, INC., a Delaware corporation, ("Borrower") hereby promises to pay to DARTMOUTH CAPITAL GROUP, L.P., a Delaware limited partnership ("Lender"), or its order, in lawful money of the United States of America, the sum of Five Hundred Forty Thousand Dollars ($540,000.00) plus interest at the non-default rate of ten and one half percent (10.50%) per annum on the unpaid balance, with principal and interest to be paid as set forth below.

        1. PAYMENTS. The principal hereof shall be payable in eight (8) equal installments of Sixty-Seven Thousand Five Hundred ($67,500), due on or before the last banking day of each calendar quarter commencing June 30, 1998, in each case together with all interest accrued and unpaid on the principal amount outstanding as of immediately prior to such payment.

        2. DEFAULT-RATE INTEREST; COMPOUNDING OF INTEREST. In the event any payment of principal and/or interest is not paid in full when due hereunder, including upon acceleration pursuant to Section 3 below, interest shall accrue from and after the due date for such payment at the rate of 14.00% per annum or, if less, the maximum rate permitted by law. Without relieving Borrower of its obligation to make timely payments of principal and interest hereunder, if interest is not paid as provided herein, the amount of interest unpaid shall bear interest at the same rate as then applicable to the principal sum hereof; provided, however, that such unpaid interest, so compounded, shall not exceed an amount equal to simple interest on the unpaid principal at the maximum rate permitted by law.

        3. DEFAULT BY BORROWER. The entire unpaid balance of the principal amount of this Promissory Note, together with all interest accrued thereon, shall become immediately due and payable upon the occurrence of any of the following:

                  a) Failure of Borrower to make any payment required under this Promissory Note within five (5) days following the date when due, or breach by Borrower of any other obligation under this Note, if such failure or breach continues unabated for five (5) days following notice given by Lender in its discretion, provided that upon the third such failure or breach the unpaid balance and interest thereon shall become due and payable immediately upon notice by Lender, without opportunity for cure.

                  b) The appointment of a receiver with respect to any banking subsidiary of the Borrower by any federal or state regulator having jurisdiction over such subsidiary.

                  c) (i) The filing by Borrower of a voluntary petition in bankruptcy, a voluntary petition for the appointment of a receiver or for other similar relief under the laws of any

         State, or a voluntary assignment by Borrower of all or substantially all of its assets for the benefit of creditors; or (ii) the filing of an involuntary petition in bankruptcy against Borrower, if an order for relief is entered thereon, if such petition is not dismissed within sixty (60) days after its filing, or if Borrower by any action or failure to act signifies its approval thereof or consent or acquiescence thereto.

        4. ACCELERATION BY LENDER UPON CERTAIN EVENTS. At the election of Lender and in Lender's sole discretion, the entire unpaid balance of this Promissory Note, together with all interest accrued thereon, shall become due and payable at any time on and after such date as Lender ceases to own, of record or beneficially, at least twenty-five percent (25%) of the outstanding common equity of Borrower, unless Lender ceases to own such percentage as a consequence of a Voluntary Lender Action. As used herein, a Voluntary Lender Action means a transfer by Lender of shares of Borrower's common equity that is not effected in connection with a merger of Borrower with another entity or a tender offer made with respect to the common equity of Borrower. Any acceleration of this Promissory Note by Lender pursuant to this Section 4 shall be effected upon not less than thirty (30) days notice given by Lender, which notice may be given in anticipation of the event constituting the basis for such acceleration, conditioned upon the subsequent occurrence of such event.

        5. COLLECTION COSTS BORNE BY BORROWER. In the event of any default by Borrower hereunder, including any failure on the part of Borrower to make any payment when the same is due, Lender shall be entitled to recover from Borrower all costs of enforcing or collecting this Promissory Note, including reasonable attorneys' fees and all costs of collection. Any such amounts shall be added to principal at the time of demand by Lender and shall bear interest until paid at the default rate of interest.

        6. GOVERNING LAW. This Note shall be enforced in accordance with the laws of the State of Delaware and shall be construed in accordance therewith.

        7. SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF, Commerce Security Bancorp, Inc. has caused this Promissory Note to be executed and delivered as of the date set forth above.


                                COMMERCE SECURITY BANCORP, INC.
                                A Delaware Corporation



                                BY:
                                   ----------------------------------------
                                   Curt A. Christianssen, Senior Vice President
                                   and Chief Financial Officer


                                   Page 2 of 2